UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2024

GOSSAMER BIO, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38796	47-5461709
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3013 Science Park Road
San Diego, California, 92121

(Address of Principal Executive Offices) (Zip Code)
(858) 684-1300
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GOSS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 11, 2024, pursuant to the amended and restated bylaws of Gossamer Bio, Inc. (the “Company”), the Board of Directors (the “Board”) of the Company appointed Skye Drynan to serve as a Class III director effective March 11, 2024, with an initial term expiring at the Company’s 2024 annual meeting of stockholders, and Steven Nathan, M.D. to serve as a Class I director effective March 11, 2024, with an initial term expiring at the Company’s 2025 annual meeting of stockholders. Since 2016, Ms. Drynan has served as the Founder, CEO and Creative Director of House of Skye, Ltd., a modern fashion house and a commerce, content and technology company. From 2008 to 2020, Ms. Drynan worked for Capital Group, where she was a Partner and a Senior BioPharma Analyst. Prior to joining Capital Group, she served as a Portfolio Manager and Global Head of Healthcare managing more than $1 billion in assets for Credit Suisse Asset Management, and she also held senior executive roles and was an investment professional, specializing in healthcare, at Lord, Abbett & Co. LLC, New Vernon Associates and Putnam Investments. Dr. Nathan is board certified in pulmonary diseases, critical care medicine and internal medicine. Since 1996, Dr. Nathan has served as the Medical Director of Inova Health System’s Advanced Disease Program and Lung Transplant Program, and since 2020, he has served as a Professor of Medical Education at the University of Virginia.

Pursuant to the Company’s non-employee director compensation program, each of Ms. Drynan and Dr. Nathan (i) will receive an annual cash retainer of $40,000 for service on the Board and (ii) was granted on the date of his or her appointment an option to purchase 230,000 shares of the Company’s common stock, which vests monthly over three years. Each of Ms. Drynan and Dr. Nathan has also entered into the Company’s standard form of Indemnification Agreement, the form of which was filed as Exhibit 10.14 to the Company's Form S-1, filed with the SEC on December 21, 2018, and incorporated herein by reference.

There is no arrangement or understanding between either Ms. Drynan or Dr. Nathan and any other person pursuant to which either Ms. Drynan or Dr. Nathan was appointed as a director. Neither Ms. Drynan nor Dr. Nathan is a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended. The Board has determined that each of Ms. Drynan and Dr. Nathan is an independent director in accordance with the listing requirements of the Nasdaq Global Select Market.

On March 12, 2024, the Company issued a press release announcing each of Ms. Drynan’s and Dr. Nathan’s appointment to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No	Description
99.1	Press Release dated March 12, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOSSAMER BIO, INC.

Date: March 12, 2024	By:	/s/ Christian Waage
Christian Waage
Executive Vice President, Technical Operations & Administration

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